UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2022

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 5, 2022, Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (the “Investor” or the “Purchaser”), pursuant to which the Company issued on July 5, 2022 (the “Closing Date”), in a private placement transaction (the “Offering” or the “Transaction”), an aggregate of 3,000 shares (the “Shares”) of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred”), together with warrants (the “Warrants”) to purchase up to an aggregate of 750,000 shares (the “Warrant Shares”) of common stock of the Company (“Common Stock”) at an exercise price of $0.47 per share (subject to adjustment as provided in the Warrants, the “Exercise Price”), for an aggregate subscription amount equal to $300,000. The Warrant becomes exercisable commencing January 3, 2023, and has a term ending on January 5, 2028.

The Company previously filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC” or the “Commission”) relating to its upcoming 2022 annual meeting of stockholders (the “Meeting”). As disclosed in the preliminary proxy statement, one of the items to be considered by the Company’s stockholders at the Meeting is a proposal to adopt and approve a proposed amendment to the Company’s Restated Certificate of Incorporation and authorize the Board of Directors of the Company (the “Board”), in its sole discretion, to effect a reverse stock split of the outstanding shares of Common Stock at any time on or before December 31, 2022, at a reverse stock split ratio ranging from 1-for-2 to 1-for-15, as determined by the Board at a later date. The Purchase Agreement requires that the Company convene, no later than August 15, 2022 (assuming no review of the Company’s proxy statement by the Commission), an annual meeting or special meeting of stockholders for the purpose of presenting to the Company’s stockholders a proposal (the “Proposal”) to approve a reverse stock split of its outstanding Common Stock (the “Reverse Stock Split”), with the recommendation of the Board that the Proposal be approved, and that the Company use reasonable best efforts to obtain approval of the Proposal.

Pursuant to the Purchase Agreement, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Delaware designating the rights, preferences and limitations of the Series C Preferred. The Certificate of Designation provides, among other things, that except as otherwise provided in the Certificate of Designation or as otherwise required by law, the Series C Preferred will have no voting rights (other than the right to vote as a class on certain matters as provided in the Certificate of Designation). However, pursuant to the Certificate of Designation, each share of Series C Preferred entitles the holder thereof (i) to vote on the Proposal and any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Proposal, and (ii) to 1,000,000 votes per share of Series C Preferred on the Proposal and any such adjournment proposal. The Series C Preferred shall, except as required by law, vote together with the Common Stock (and other issued and outstanding shares of preferred stock entitled to vote), as a single class; provided, however, that such shares of Series C Preferred shall, to the extent cast on the Proposal or any such adjournment proposal, be automatically and without further action of the holders thereof voted in the same proportion as the shares of Common Stock (excluding any shares of Common Stock that are not voted) and any other issued and outstanding shares of preferred stock of the Company entitled to vote (other than the Series C Preferred or shares of such other preferred stock, if any, not voted) are voted on the Proposal. The Purchaser has agreed in the Purchase Agreement to vote the shares of Series C Preferred purchased in the Offering in favor of the Proposal, in the manner and to the extent set forth in the Certificate of Designation, in a manner that “mirrors” the proportions on which the shares of Common Stock (excluding any shares of Common Stock that are not voted) and any other issued and outstanding shares of preferred stock of the Company entitled to vote (excluding the Series C Preferred and shares of such other preferred stock, if any, not voted) are voted on the Proposal.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchaser, and customary indemnification rights and obligations of the parties.

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Series C Convertible Preferred Stock

On July 5, 2022, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware designating 3,000 shares out of the authorized but unissued shares of its preferred stock as Series C Convertible Preferred Stock with a stated par value of $0.0001 per share.

Dividends. Except for stock dividends or distributions for which adjustments are made pursuant to the Certificate of Designation, the holders of Series C Preferred will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when, as and if actually paid on shares of Common Stock.

Voting Rights. Except as otherwise provided in the Certificate of Designation or as otherwise required by law, the Series C Preferred will have no voting rights (other than the right to vote as a class on certain matters as provided in the Certificate of Designation). However, each share of Series C Preferred entitles the holder thereof (i) to vote exclusively on the Proposal and any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Proposal, and (ii) to 1,000,000 votes per each share of Series C Preferred. The Series C Preferred shall, except as required by law, vote together with the Common Stock and any other issued and outstanding shares of preferred stock of the Company entitled to vote, as a single class; provided, however, that such shares of Series C Preferred shall, to the extent cast on the Proposal, be automatically and without further action of the holders thereof voted in the same proportion as shares of Common Stock (excluding any shares of Common Stock that are not voted) and any other issued and outstanding shares of preferred stock of the Company entitled to vote (other than the Series C Preferred or shares of such preferred stock not voted) are voted on the Proposal and any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Proposal.

Liquidation, Dissolution or Winding Up. The Series C Preferred has a “Stated Value” of $100 per share of Series C Preferred. (i) Upon any liquidation, dissolution or winding up of the Company (a “Liquidation”), the holders of Series C Preferred are entitled to be paid in cash an amount per share of Series C Preferred equal to 110% of the Stated Value (the “Liquidation Amount”), or (ii) in the event of a “Deemed Liquidation Event” as defined in the Certificate of Designation, which generally includes certain merger transactions or a sale, lease or other disposition of all or substantially all of the assets of the Company, the holders of Series C Preferred are entitled to paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the “Available Proceeds” (as defined in the Certificate of Designation), in each case before any payment may be made to the holders of Common Stock by reason of their ownership thereof, an amount per share of Series C Preferred equal to the Liquidation Amount. Upon certain of the Deemed Liquidation Events, if the Company does not effect a dissolution within 90 days after such event, then the holders of Series C Preferred may require the Company to redeem the Series C Preferred for an amount equal to the Liquidation Amount.

Conversion. Each share of Series C Preferred is convertible at the option of the holder, at any time and from time to time after the effective date of a Reverse Stock Split, into that number of shares (the “Conversion Shares” and, together with the Shares, the Warrant and the Warrant Shares, the “Securities”) of Common Stock (subject to the Beneficial Ownership Limitation and the Exchange Cap described below) determined by dividing the Stated Value of such share of Series C Preferred by the Conversion Price then in effect, rounded down to the nearest whole share (with cash paid in lieu of any fractional shares). The “Conversion Price” for the Series C Preferred equals 90% of the lesser of (i) the closing sale price of the Common Stock on the trading day immediately prior to the Closing Date and (ii) the average of the closing sale prices for the Common Stock on the five trading days immediately prior to the Closing Date, subject to adjustment as provided in the Certificate of Designation; provided, that the Conversion Price may not fall below the par value per share of the Common Stock and may not exceed $0.60 per share. Based on the initial Conversion Price of $0.43 per share, the 3,000 Shares of Series C Preferred are initially convertible into approximately 697,674 shares of Common Stock. The Conversion Price is subject to adjustment as set forth in the Certificate of Designation for stock dividends, stock splits, reverse stock splits, and similar events. Upon conversion, the shares of Series C Preferred shall resume the status of authorized but unissued shares of preferred stock of the Company.

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Beneficial Ownership Limitation. The Series C Preferred cannot be converted to Common Stock if the holder and its affiliates would beneficially own more than 4.99% of the outstanding Common Stock (the “Beneficial Ownership Limitation”). However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Nasdaq Issuance Limitation. The Company will not be obligated to issue any shares of Common Stock, and the holders of Series C Preferred do not have the right to receive, upon conversion, exercise or redemption of the Series C Preferred and Warrants, taken as a whole, any shares of Common Stock to the extent such issuance of shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue in the aggregate pursuant to the transactions contemplated under the Purchase Agreement (including pursuant to the Certificate of Designation and the Warrants) without breaching the Company’s obligations under the rules and regulations of the Nasdaq Capital Markets (the “Exchange Cap”). In addition, no holder of Series C Preferred shall be issued, in the aggregate pursuant to the terms of the Certificate of Designation and the Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the original Stated Value of such holder’s Series C Preferred and the denominator of which is the aggregate Stated Value of all Series C Preferred issued on the Closing Date to all holders (with respect to each holder, the “Exchange Cap Allocation”). In the event that the holder sells or otherwise transfers any of the holder’s Series C Preferred, the transferee shall be allocated a pro rata portion of the holder’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. If any holder of Series C Preferred converts all of such holder’s Series C Preferred into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder will be allocated to the respective Exchange Cap Allocations of the remaining holders of Series C Preferred on a pro rata basis in proportion to the shares of Series C Preferred then held by each such holder.

Redemption. Subject to the Purchaser’s right to elect to convert all or a portion of the Series C Preferred at any time following the effective date of the Reverse Stock Split, the Company may, with the prior notice to the holders of the Series C Preferred specified in Certificate of Designation, redeem all or a portion of the Series C Preferred held by such holders at any time at 105% of the Stated Value, provided, however, that a Company redemption request shall not be effective if received by a holder of Series C Preferred before the date of the Reverse Stock Split. Each holder of Series C Preferred will have the right, with the prior notice to the Company as specified in the Certificate of Designation, to require the Company to redeem all or a portion of the Series C Preferred held by such holder at any time at 110% of the Stated Value, provided, however, that a holder’s request will not be effective if received by the Company less than five days after the date of a Reverse Stock Split.

Preemptive Rights. No holders of Series C Preferred will, as holders of Series C Preferred, have any preemptive rights to purchase or subscribe for the Common Stock or any of our other securities.

Consent Rights. In addition to the voting rights of the Series C Preferred described above, as long as any shares of Series C Preferred are outstanding, the Company shall not, without the affirmative vote of the holders of at least a majority on voting power of the outstanding shares of Series C Preferred: (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred or alter or amend the Certificate of Designation, (b) increase the number of authorized shares of Series C Preferred, or (c) enter into any agreement with respect to any of the foregoing.

Failure to Deliver Conversion Shares. If the Company fails to timely deliver shares of Common Stock upon conversion of shares of Series C Preferred within the time period specified in the Certificate of Designation, then the holder is entitled to elect, by notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such conversion, and the holder shall return to the Company any Conversion Shares issued to the holder pursuant to the rescinded notice and the Company shall, at its own expense, deliver (or cause its transfer agent to deliver) to the converting holder a new book-entry statement, registered in the name of the holder or its designee, evidencing the number of shares of Series C Preferred owned by the holder immediately prior to the conversion.

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Compensation for Buy-In on Failure to Timely Deliver Shares. If the Company fails to timely deliver the Conversion Shares to the holder, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the Conversion Shares which the holder was entitled to receive upon such conversion, then the Company is obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, exceeds (y) the amount obtained by multiplying (1) the number of Conversion Shares that the Company was required to deliver multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reissue (if surrendered) the shares of Series C Preferred equal to the number of shares submitted for conversion (in which case such conversion shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations.

Warrants

Exercise. The Warrants are exercisable commencing January 3, 2023. The Warrants are exercisable by means of cash. However, if at the time of exercise there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the holder, then a holder may also exercise a Warrant at the holder’s election, in whole or in part, at such time by means of a net exercise of the Warrant on a cashless basis.

Adjustments to Exercise Price. The Warrants provide for proportional adjustment of the number and kind of securities purchasable upon exercise of the Warrants and the per share Exercise Price upon the occurrence of certain events such as stock splits, combinations, reverse stock splits and similar events. In addition, until 12 months after the Closing Date, if the Company issues or sells (or is deemed to have issued or sold) any Common Stock, Convertible Securities or Options (as defined in the Warrants), but excluding shares of Common Stock deemed to have been issued or sold by the Company in an Exempt Issuance (as defined in the Warrants) or to extend the term of such securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (each of the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.

Compensation for Buy-In on Failure to Timely Deliver Warrant Shares. Upon the exercise of the Warrants, if the Company fails to timely deliver Warrant Shares to the holder, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the Warrant Shares which the holder was entitled to receive upon such exercise, then the Company is obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such conversion was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations.

Subsequent Rights Offerings; Pro Rata Distributions. If the Company grants, issues or sells any Common Stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then a holder of Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Warrants (without regard to any limitations on exercise). If the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, then a holder of Warrants is entitled to participate in such distribution to the same extent as if the holder had held the number of shares of Common Stock acquirable upon exercise of the Warrants (without regard to any limitations on exercise).

Fundamental Transactions. If, at any time while the Warrants are outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person or entity of any kind (a “Person”), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of the Warrant, the holder will have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of shares of common stock (or its equivalent) of the successor or acquiring corporation or of the Company, if it is the surviving corporation, or such other consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any Beneficial Ownership Limitation). For purposes of any such exercise, the determination of the Exercise Price will be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company will apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of a Warrant will be given the same choice as to the Alternate Consideration it receives upon any exercise of the Warrant following such Fundamental Transaction. The Company agreed to cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under the Warrants and the other Transaction Documents pursuant to written agreements in form and substance reasonably satisfactory to the holder of the Warrants (without unreasonable delay) prior to such Fundamental Transaction and to deliver to the holder in exchange for the Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of the Warrant (without regard to any limitations on the exercise of the Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price of the Warrants to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company, and the Successor Entity may exercise every right and power of the Company and will assume all of the obligations of the Company under the Warrants and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company therein.

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Beneficial Ownership Limitation. The Company may not effect the exercise of Warrants, and the applicable holder will not be entitled to exercise any portion of any such Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Warrant (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Warrants. A holder of Warrants may, upon 61 days notice to the Company, increase or decrease such beneficial ownership limitation, but not in excess of 9.99%.

Other

Registration. Pursuant to a Registration Rights Agreement entered into with the Purchaser, the Company agreed to file a registration statement with the SEC by (i) if all Series C Preferred has not been fully redeemed, the 30th day after the effective date of the Reverse Stock Split, or (ii) if all of the Series C Preferred has been fully redeemed, 120 days after the Closing Date, to register for resale from time to time the shares of Common Stock that are issuable upon conversion of the Series C Preferred and that are issuable upon exercise of the Warrants, and to use commercially reasonable efforts to have the registration statement declared effective by the time periods set forth in the registration statement and to remain continuously effective for the time periods set forth in the Registration Rights Agreement. The Company agreed to indemnify the other party and certain affiliates against certain liabilities related to the registration statement or violation of federal securities laws in connection with the Company’s performance of its obligations under the agreement.

Indemnification. Under the transaction documents, the Company agreed to indemnify, hold harmless, reimburse and defend the Purchaser and certain related persons and entities against any claim, cost, expense, liability, obligation, loss or damage (including legal fees) of any nature, incurred by or imposed upon the Purchaser or any other such indemnified person as a result of or relating to (i) any breach of any representation, warranty or covenant by us in the Purchase Agreement or any of the other transaction documents, or (ii) any action instituted against an indemnified party by any stockholder of the Company (other than an affiliate of the Purchaser) with respect to any of the transactions contemplated by the transaction documents (subject to certain exceptions).

Net Proceeds. We expect to use the net proceeds from the Transaction for general corporate purposes, which may include without limitation working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of or investments in new companies, technologies or products, and payment of indebtedness or obligations.

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The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

The foregoing summaries of the Purchase Agreement, the Registration Rights Agreement, the Warrants, and Certificate of Designation do not purport to be complete and are subject to, and qualified in their entirety by, forms of such documents attached as Exhibits 10.1, 10.2, 4.1 and 3.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 30, 2022 the Company received a letter from the Listing Qualifications Department of The NASDAQ Capital Market (“Nasdaq”) notifying the Company that it has been granted an additional 180-day compliance period or until December 27, 2022, to regain compliance with the minimum $1.00 bid price per share requirement of Nasdaq's Marketplace Rule 5550(a)(2) (the “Rule”). The letter indicated that the Company did not regain compliance during the initial 180-day grace period provided under the Rule and described in the initial letter from Nasdaq received on December 31, 2021, as disclosed in a Current Report on Form 8-K filed by the Company with the Commission on January 4, 2022. The letter also indicated that if at any time before December 27, 2022, the bid price of the Company's Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will regain compliance with the Rule. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), Nasdaq staff determined that the Company was eligible for an additional 180-day period to regain compliance based on the Company meeting the continued listing requirement for the market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement, and the Company’s having provided written notice of its intention to cure the deficiency during the second compliance period, including by effecting a reverse stock split if necessary.

If the Company does not meet the minimum bid requirement during the additional 180-day grace period, Nasdaq will provide written notification to the Company that its shares will be subject to delisting. At such time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel. The Company would remain listed pending the Panel's decision. There can be no assurance that if the Company does appeal a subsequent delisting determination, that such appeal would be successful.

This letter and notification from Nasdaq has no immediate effect on the listing or trading of the Company's shares, which will continue to trade on the Nasdaq Capital Market under the symbol “ADMP.”

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Report is incorporated by reference into this Item 3.02. The Securities were issued in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated pursuant to the Securities Act. The Purchaser represented that it was an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act. A description of the Series C Preferred and the Warrants under Item 1.01 of this Report on Form 8-K is incorporated by reference herein. The form of Warrant is filed as an exhibit to this Report on Form 8-K and is incorporated by reference herein.

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Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 5, 2022, the Company filed the Certificate of Designation with the office of the Secretary of State of the State of Delaware, designating 3,000 shares of the Company's authorized preferred stock as the Series C Preferred. In connection with the transaction described in Item 1.01 above, on July 5, 2022, the Company issued an aggregate of 3,000 shares of Series C Preferred. The disclosure required by this Item and included in Item 1.01 of this Current Report on Form 8-K, including a summary of the material provisions of the Certificate of Designation governing the Series C Preferred, is incorporated by reference from the information set forth in Item 1.01 above.

The foregoing descriptions of the Certificate of Designation and Series C Preferred do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designation, which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

There is no established trading market for any of the Series C Preferred, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series C Preferred on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series C Preferred will be limited.

Item 8.01	Other Events.

Date of 2022 Annual Meeting of Stockholders; Record Date

The Board has determined that the Meeting will be held virtually on Friday, August 12, 2022, at 10:00 a.m. Pacific Time. Previously, the Company had announced that the Meeting would be held on July 29, 2022. Additional information concerning the Meeting will be included in the Company’s definitive proxy statement to be filed with the Commission.

The Company has declared a record date of the close of business on July 6, 2022, for determining the stockholders of record who are entitled to notice of and to vote at the Meeting.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights, and Limitations of Series C Convertible Preferred Stock.
4.1	Common Stock Purchase Warrant dated July 5, 2022.
10.1	Securities Purchase Agreement, dated July 5, 2022, between Adamis Pharmaceuticals Corporation and the parties thereto.
10.2	Registration Rights Agreement, dated July 5, 2022, between Adamis Pharmaceuticals Corporation and the parties thereto.
EXHIBIT 10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Additional Information and Where to Find It

The reverse stock split Proposal described above will be submitted to the Company’s stockholders for their consideration at the Meeting. The Company intends to file a definitive proxy statement (the “Proxy Statement”) that will be sent to holders of record of the Company’s Common Stock and Series C Preferred as of the record date for the Meeting in connection with the Proposal and the other proposals to be considered at the Meeting. This Current Report on Form 8-K does not contain all the information that should be considered concerning the Proposal and is not intended to form the basis of any investment decision or any other decision in respect of the Proposal. The Company’s stockholders and other interested persons are advised to read, when available, the definitive Proxy Statement and other documents filed in connection with the Meeting, as these materials will contain important information about the Company, the Proposal and the other proposals to be considered at the Meeting. When available, the definitive Proxy Statement and other relevant materials will be mailed to stockholders of the Company as of the record date for the Meeting. The Company’s stockholders will also be able to obtain copies of the Proxy Statement and other documents filed with the Commission, without charge, once available, at the Commission’s website at www.sec.gov, or by directing a request to the Company’s corporate secretary c/o Adamis Pharmaceuticals Corporation, 11682 El Camino Real, Suite 300, San Diego, CA 92130.

Participants in Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Proposal and the other proposals to be considered at the Meeting. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s Annual Report for the year ended December 31, 2021 on Form 10-K, as amended, which was filed with the Commission and is available free of charge at the Commission’s web site at www.sec.gov. Additional information regarding the interests of such participants will be contained in the definitive Proxy Statement relating to the Meeting, which will be filed with the Commission and which will be available free of charge at the Commission’s web site at www.sec.gov. To the extent such holdings of the Company’s securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the Commission.

Appointment of Proxy Solicitor & Participants in Solicitation

We have engaged Saratoga Proxy Consulting LLC (“Saratoga”) to assist us with the solicitation of proxies in connection with the Meeting. We expect to pay Saratoga a fee of $25,000, plus reimbursement for certain expenses related to its services.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including uncertainties relating to the Company’s 2022 annual meeting of stockholders and the proposals to be considered at the Meeting. Such risks and uncertainties include, among others, the failure to obtain stockholder approval for the reverse stock split Proposal and the other risks, uncertainties and factors detailed in the Company’s filings with the Commission, including in the Company’s Annual Report for the year ended December 31, 2021, and subsequent filings with the Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this Report. Certain risks, uncertainties and other factors relating to the Company’s business are described in greater detail in the Company’s filings from time to time with the Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent filings with the Commission, which Adamis strongly urges you to read and consider, all of which are available free of charge on the Commission 's web site at http://www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: July 6, 2022	By:	/s/ David J. Marguglio
	Name:	David J. Marguglio
	Title:	Chief Executive Officer

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